EXHIBIT 23.1

Consent of Beard Miller Company LLP
Independent Registered Public Accounting Firm

Regarding:

Registration Statements, File Nos. 33-80093, 333-80739, 333-27837 and 333-107326

We consent to the incorporation by reference in the above listed Registration Statements of our report dated March 15, 2007, relating to the consolidated financial statements of Union National Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ BEARD MILLER COMPANY LLP

Harrisburg, Pennsylvania
March 28, 2007